UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2019

Nanometrics Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-13470	94-2276314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Buckeye Drive, Milpitas, California		95035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408)545-6000

(Former Name or Former Address, if Changed Since Last Report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	NANO	Nasdaq Global Select Market (Nasdaq)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At a special meeting of the stockholders of Nanometrics Incorporated (the “Company”) held on October 24, 2019 (the “Special Meeting”), the Company’s stockholders voted on the proposals set forth below relating to the Agreement and Plan of Merger, dated as of June 23, 2019 (the “Merger Agreement”), by and among the Company, Rudolph Technologies, Inc. (“Rudolph”), and PV Equipment Inc., a wholly owned subsidiary of the Company (“Merger Sub”), providing for the merger of Merger Sub with and into Rudolph, with Rudolph surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). The proposals are described in detail in the definitive joint proxy statement/prospectus filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 10, 2019 (as amended or supplemented thereafter, the “Joint Proxy Statement/Prospectus”) and first mailed to the Company’s stockholders on September 11, 2019. The final voting results regarding each proposal are set forth below. There were 24,829,935 shares of Company common stock outstanding and entitled to vote on the record date for the Special Meeting, and 22,949,510 shares of Company common stock were represented in person or by proxy at the Special Meeting, which number constituted a quorum.

Proposal No. 1. To approve the issuance of shares of Company common stock to Rudolph stockholders in connection with the Merger.

This proposal was approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain	Broker Non-Vote
21,351,100	37,351	17,831	1,543,228

Proposal No. 2. To adopt an amendment and restatement of the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 47,000,000 shares of common stock to 97,000,000 shares of common stock.

This proposal was approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain	Broker Non-Vote
22,596,177	309,733	43,600	—

Proposal No. 3. To adopt an amendment and restatement of the Company’s certificate of incorporation to provide that a director of the Company will not be liable for monetary damages to the Company or the Company’s stockholders for a breach of fiduciary duties as a director, subject to any limitations under the Delaware General Corporation Law.

This proposal was approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain	Broker Non-Vote
20,930,591	92,310	383,381	1,543,228

Proposal No. 4. To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal No. 1, Proposal No. 2 or Proposal No. 3 or to ensure that any supplement or amendment to this Joint Proxy Statement/Prospectus is timely provided to the Company’s stockholders.

This proposal was approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain	Broker Non-Vote
20,869,740	2,037,090	42,680	—

Adjournment of the Special Meeting was unnecessary as there was a quorum present and there were sufficient votes received at the time of the Special Meeting to approve Proposal No. 1, Proposal No. 2 and Proposal No. 3.

Consummation of the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain customary closing conditions, all as set forth in the Merger Agreement and discussed in detail in the Joint Proxy Statement/Prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2019	NANOMETRICS INCORPORATED

	By:	/s/ Janet Taylor
Janet Taylor
General Counsel